                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary proxy statement

[ ]  Definitive proxy statement      [ ] Confidential, for use of the Commission
                                     only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

--------------------------------------------------------------------------------
                             NOVATEL WIRELESS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

  ------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  ------------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

  ------------------------------------------------------------------------------
  (5)  Total fee paid:

  ------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  ------------------------------------------------------------------------------
  (2)  Form, Schedule or Registrant Statement No.:

  ------------------------------------------------------------------------------
  (3)  Filing Party:

  ------------------------------------------------------------------------------
  (4)  Date Filed:

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

                                 [NOVATEL LOGO]

January   , 2002

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of NOVATEL WIRELESS, INC., to be held on February 1, 2002, at 2:00 p.m. local time at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122.

     Information about the meeting and the various maters on which the stockholders will act is included in the Notice of Special Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the special meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                          JOHN E. MAJOR
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                 [NOVATEL LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 1, 2002

To the Stockholders of Novatel Wireless, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Meeting") of Novatel Wireless, Inc., a Delaware corporation (the "Company"), will be held at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on February 1, 2002, at 2:00 p.m., local time for the following purpose:

        To approve and reserve for issuance shares of the Company's common stock issuable upon the conversion of shares of the Company's Series A Convertible Preferred Stock issued in a December 2001 private placement transaction, in lieu of cash dividends payable on shares of the Series A Convertible Preferred Stock, and upon the exercise of related common stock purchase warrants.

     The Board of Directors of the Company has fixed the close of business on December 20, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ISSUANCES OF SHARES OF THE COMPANY'S COMMON STOCK UPON CONVERSION OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF RELATED COMMON STOCK PURCHASE WARRANTS. Please refer to the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

     Whether or not you plan to attend the Meeting in person, it is important that you sign, date and return promptly the enclosed proxy in the envelope provided to assure that your shares are represented at the Meeting. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          By Order of the Board of Directors,

                                          MELVIN L. FLOWERS
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and Secretary

January   , 2002
San Diego, California

                             NOVATEL WIRELESS, INC.
                       9360 TOWNE CENTRE DRIVE, SUITE 110
                          SAN DIEGO, CALIFORNIA 92121
                             ---------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 1, 2002
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                                  INTRODUCTION

GENERAL

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Novatel Wireless, Inc., a Delaware corporation (the "Company"), in connection with a special meeting of stockholders of the Company (the "Meeting") to be held at 2:00 p.m. local time at Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on February 1, 2002, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote solely to approve and reserve for issuance shares of common stock, par value $.001 per share (the "Common Stock") issuable upon the conversion of shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") issued in a December 2001 private placement transaction, in lieu of cash dividends payable on shares of the Series A Preferred Stock, and upon the exercise of related common stock purchase warrants (the "2001 Private Placement Issuances").

     Only stockholders of record of shares of Common Stock at the close of business on December 20, 2001, the record date for the Meeting fixed by the Board (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date, there were outstanding 54,643,762 shares of Common Stock, each of which is entitled to one vote at the Meeting. It is expected that this Proxy Statement and accompanying Proxy Card will first be mailed to stockholders on or about January 21, 2002.

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor.

     The Company's executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, and the Company's telephone number is
(858) 320-8800. References herein to the "Company" refer to Novatel Wireless, Inc. and its subsidiaries, unless the context otherwise requires.

VOTING AND REVOCATION OF PROXIES

     All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted FOR approval of the 2001 Private Placement Issuances. As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Meeting. Under the Company's bylaws, the Company must set forth the purpose for which a special meeting of stockholders is called in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may be properly acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

     Any stockholder has the power to revoke his, her or its proxy at any time before it has been voted by filing with the Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions will be treated as voted for purposes of determining the approval of the proposal and will have the same effect as a vote against the proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against the proposal. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote present in person or by proxy at the Meeting is required to authorize and approve the 2001 Private Placement Issuances.

                                PROPOSAL NO. 1:

                APPROVAL OF THE 2001 PRIVATE PLACEMENT ISSUANCES

BACKGROUND

     In December 2001, the Company received aggregate net proceeds of approximately $26 million (after paying cash fees to the placement agent and estimated transaction expenses) from the issuance of 27,172 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") and warrants to acquire Common Stock (the "Investor Warrants"). Such transactions are referred to herein as the "2001 Private Placement," and the related issuances of shares of Common Stock upon the conversion of shares of Series A Preferred Stock and upon exercise of the Investor Warrants are referred to as the "2001 Private Placement Issuances." All of the securities sold in the 2001 Private Placement were sold in private placements solely to accredited investors, as defined in Rule 501 of Regulation D pursuant to the Securities Act of 1933, as amended.

     Approval of the 2001 Private Placement Issuances is sought in order to satisfy the stockholder approval requirements contained in the Company's listing agreement with The Nasdaq Stock Market because the 2001 Private Placement Issuances require that more than an aggregate of approximately 10,869,000 shares of Common Stock (approximately 19.9% of the shares of Common Stock outstanding as of the date of the initial closing of the 2001 Private Placement) (the "Nasdaq Cap") be issued upon the conversion of the Series A Preferred Stock and exercise of the Investor Warrants. Under The Nasdaq Stock Market's rules, this calculation is based solely on the shares outstanding as of the date of determination and does not consider the effect of any other common stock equivalents that may then be outstanding. Specifically, such outstanding stock amount excludes all of the Company's options and warrants outstanding immediately prior to the initial closing of the 2001 Private Placement. See "Introduction," "Nasdaq Listing Obligation" and "Description of Capital Stock."

INTRODUCTION

     The number of shares of Common Stock issuable upon conversion of all of the shares of Series A Preferred Stock is 35,288,311, and the number of shares of Common Stock issuable upon the exercise of all of the Investor Warrants against the payment of additional proceeds to the Company of approximately $12.7 million, is 10,586,493, plus shares of Common Stock issuable upon conversion for accrued and unpaid dividends on shares of Series A Preferred Stock as of the date of conversion. The Company's listing agreement with The Nasdaq Stock Market requires stockholder approval for any issuance of shares of Common Stock in excess of the Nasdaq Cap (excluding all Common Stock equivalents outstanding as of the date of such issuance and shares issuable in respect of options and warrants outstanding immediately prior to the date of such issuance). Because the aggregate number of shares of Common Stock issuable upon conversion of all of the shares of Series A Preferred Stock and exercise of all of the Investor Warrants exceeds the Nasdaq Cap, the Company is required under its listing agreement with The Nasdaq Stock Market to obtain stockholder approval.

     If the stockholder approval sought by this Proxy Statement to satisfy The Nasdaq Stock Market requirement is not obtained, the Company will be prohibited under its listing agreement with The Nasdaq Stock Market from issuing more than approximately 10,869,000 shares of Common Stock in connection with the 2001 Private Placement Issuances. In such event, the Company would not be obligated to issue, in the aggregate, more than

10,869,000 shares of Common Stock upon conversion of Series A Preferred Stock and upon exercise of the Investor Warrants. However, the Company would be obligated to continue to pay cumulative quarterly dividends on the Series A Preferred Stock at a rate of 8.0% per annum. Furthermore, in the event that stockholder approval is not obtained prior to (i) the 30th day following the date on which the Company may distribute definitive proxy statements under Rule 14a-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Securities and Exchange Commission (the "SEC") does not review the preliminary proxy statement or (ii) the 90th day following the notification by the SEC of its review of the Company's preliminary proxy statement, holders of the Series A Preferred Stock will also have the right to require the Company to redeem any outstanding shares of the Series A Preferred Stock, but only to the extent that the shares of Series A Preferred Stock could not then be converted into shares of Common Stock pursuant to the Nasdaq Cap. See "Consequences if Stockholder Approval is Not Obtained" and "Use of Proceeds."

     The holders of Series A Preferred Stock have also been granted certain other rights, preferences and privileges. The Company's obligations under the Series A Preferred Stock, along with such other rights, preferences and privileges, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares are converted or redeemed. See "Effects of 2001 Private Placement Issuances on Holders of Common Stock."

     The Board determined that the continued survival and growth of the Company required that additional capital be raised. The Board considered the 2001 Private Placement and acknowledged that several of the Company's directors contemplated investing in the 2001 Private Placement. The Board determined that it would be in the best interest of the Company to appoint a special committee of disinterested directors to be solely responsible for the evaluation of the merits of the Company of the 2001 Private Placement, and to consider whether the Company should proceed with the 2001 Private Placement and be vested with the sole power and authority to approve all terms and conditions of the 2001 Private Placement (the "Committee"). The Committee considered the benefits and risks of raising equity based on future market prices relative to other alternatives and concluded that the 2001 Private Placement was in the best interest of the Company and should be authorized and approved. See "Board of Directors Approval."

     David S. Oros and Robert Getz, each a member of the Board, have indicated to the holders of the Series A Preferred Stock that they intend to vote all shares of Common Stock over which they exercise voting authority in favor of Proposal No. 1. As of the Record Date, such directors held voting authority over an aggregate of 9,780,174 shares of Common Stock. Separately, each such director has agreed not to sell a portion of the shares of Common Stock over which such director exercises voting authority without the prior approval of the Company with respect to Mr. Oros, prior to the 90 days following the effectiveness of the Registration Statement (as defined below) and with respect to Mr. Getz, prior to the earlier of 90 days following the effectiveness of the Registration Statement and July 17, 2001.

     The Company intends to use substantially all of the approximately $26 million raised in the 2001 Private Placement principally for sales and marketing, research and development and for general corporate purposes. See "Use of Proceeds."

     THE COMPANY'S BOARD AND COMMITTEE EACH RECOMMEND THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 1. See "Vote Required."

SUMMARY OF TRANSACTION TERMS

     Set forth below is a summary of the material terms of the 2001 Private Placement, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company's Current Report on Form 8-K, dated January __, 2002. See "Available Information."

     Series A Preferred Stock. Pursuant to the terms of the several Preferred Stock and Warrant Purchase Agreements, each dated as of December 21, 2001 (the "Initial Closing Date") and December 31, 2001 (the "Subsequent Closing Date") (collectively, the "Purchase Agreement"), the Company issued and sold in a private placement transaction to certain accredited investors an aggregate of 27,172 shares of a newly-established series of preferred stock, designated as Series A Convertible Preferred Stock, at a per share purchase price equal to $1,000.00 and warrants exercisable for Common Stock, resulting in aggregate gross proceeds to the Company of approximately $27 million from the issuance of shares of Series A Preferred Stock, and additional proceeds of approximately $12.7 million assuming exercise of all of the Investor Warrants.

     Each share of Series A Preferred Stock is entitled to receive cumulative dividends, payable commencing as of the date of issuance and thereafter quarterly on January 1, April 1, July 1 and October 1 of each year, when and as declared by the Board at the initial rate of 8.0% per annum, compounded quarterly, of the purchase price paid per share of Series A Preferred Stock in preference to any payment made on any shares of Common Stock. However, the dividend rate on the Series A Preferred Stock will be reduced to the rate of 6.5% per annum following stockholder approval of the 2001 Private Placement Issuances, if obtained. In addition, each share of Series A Preferred Stock will share in all ordinary dividends or distributions, except for liquidating distributions, declared or paid on the Common Stock on an as-converted basis. Each share of Series A Preferred Stock is also entitled to a liquidation preference of $1,000.00 (the "Liquidation Preference"), plus any accrued but unpaid dividends thereon, in preference to any other class or series of capital stock of the Company.

     The Series A Preferred Stock will be convertible, at the option of the holder at any time, into such number of shares of Common Stock as is determined by dividing the Liquidation Preference plus an amount equal to all accrued and unpaid dividends by the "Conversion Price," which is initially $0.77 per share of Common Stock, as may be adjusted from time to time. If the number of shares of outstanding Common Stock changes after the 2001 Private Placement by reason of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock in effect immediately prior to such events will, concurrently with the effectiveness of such events, be proportionately decreased or increased, as appropriate.

     If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of Series A Preferred Stock will receive upon conversion, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they converted their shares of Series A Preferred Stock into Common Stock prior to such dividend or distribution. Similarly, if the Common Stock issuable upon conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Series A Preferred Stock will receive upon conversion the securities they would have received had they converted the Series A Preferred Stock prior to such reorganization or reclassification. Further, if the Company sells substantially all of its assets or merges or consolidates with or into another entity, the Series A Preferred Stock will be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of Series A Preferred Stock would have been entitled to receive upon such sale, merger or consolidation based on the Conversion Price effective with respect to such sale, merger or consolidation.

     Notwithstanding the foregoing, if stockholder approval is not obtained for the 2001 Private Placement Issuances, the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants will be limited under the Company's listing agreement with The Nasdaq Stock Market. In such event, the Company will be permitted to issue only up to an aggregate of approximately 10,869,000 shares of Common Stock upon conversion of shares of Series A Preferred Stock and exercise of the Investor Warrants. See "Nasdaq Listing Obligation" and "Consequences if Stockholder Approval is Not Obtained."

     On or at any time following the earliest of (i) the sale or merger of the Company, wherein a change of control occurs, (ii) December 21, 2008 and (iii)
(A) the 30th day following the day the Company may first distribute definitive proxy statements to stockholders under Rule 14a-6 of the Exchange Act, if the SEC does not review the Company's preliminary proxy statement, or (B) the 90th day following the notification by the SEC of its review of the Company's preliminary proxy statement, if stockholder approval of the 2001 Private Placement Issuances is not obtained by such date, then each holder of Series A Preferred Stock may elect to have the Company redeem any outstanding shares of Series A Preferred Stock, to the extent the Company has funds legally available for such redemption, and in the case of the events described in clause (iii) above, only to the extent that the shares of Series A Preferred Stock could not then be converted into shares of Common Stock under the Nasdaq Cap. If funds are then legally available, the redeeming holder of Series A Preferred Stock will receive an amount equal to (x) the number of shares of Series A Preferred Stock submitted for redemption multiplied by (y) the Liquidation Preference plus all accrued but unpaid dividends thereon, through the date of such redemption, whether or not declared. However, a holder of Series A Preferred Stock will not be entitled to redemption pursuant to clause (i) above if the change of control results from the acquisition by such holder of Series A Preferred Stock or such holder's affiliates of beneficial ownership of securities of the Company representing more than 50% of the voting power of the Company.

     The Company may elect to redeem, in whole or in part, outstanding shares of the Series A Preferred Stock on a pro rata basis among the holders of the Series A Preferred Stock at a redemption price per share equal to the Liquidation Preference plus all accrued but unpaid dividends thereon, provided that (i) the Registration Statement (as defined below) is then effective, (ii) the average of the closing price of the Common Stock as reported by The Nasdaq Stock Market over the 20-day consecutive trading-day period ending not more than five business days prior to the date of the notice of redemption is greater than or equal to the product of (x) the Series A Conversion Price in effect on the last day of the 20-day consecutive trading-day period and (y) 2.50, and (iii) during the period beginning on the date of the Company's notice of redemption and ending on the redemption date (1) the Company has not received any request from the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information, (2) no stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose has been issued by the SEC or any other federal or state governmental authority, (3) the Company has not received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose, and
(4) there has not occurred any event or circumstance which would necessitate the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The holders of Series A Preferred Stock will be entitled to notice of any meeting of stockholders of the Company and will vote together with the holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote, on an as-converted basis as of the record date of such vote or upon the date of such written consent, as the case may be. Notwithstanding the foregoing, the voting power of holders of the Series A Preferred Stock will be limited until the Company has obtained stockholder approval. Prior to obtaining stockholder approval, each holder of shares of Series A Preferred Stock will have that number of votes equal to the product of (x) the number of whole shares of Common Stock into which each such share of Series A Preferred Stock could be converted as of the record date of such vote or upon the date of such written consent and (y) a fraction, the numerator of which is equal to the Nasdaq Cap less the sum of (A) the total number of shares of Common Stock issued to date upon conversion of the Series A Preferred Stock and (B) the total number of shares of Common Stock issued to date upon exercise of the Investor Warrants, and the denominator of which is equal to the total number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock originally issued. In addition, holders of the Series A Preferred Stock will not be entitled to vote such Series A Preferred Stock at the Meeting to approve the 2001 Private Placement Issuances.

     The holders of Series A Preferred Stock will also have a right to participate in future issuances by the Company of any shares of capital stock, or securities convertible into or exercisable for any shares of any class of its capital stock, subject to certain limitations and exceptions.

     The Company has agreed to register the 2001 Private Placement Issuances under the federal securities laws to enable the resale of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants by the holders or any of them (the "Registration Statement"). In connection with the registration of the shares of Common Stock, the Company has agreed to use its best efforts to file the Registration Statement within 30 calendar days following the Initial Closing Date and has agreed to use its reasonable efforts to cause the Registration Statement to become effective within 90 calendar days after it is filed, subject to receipt of necessary information from the investors in the 2001 Private Placement. If the Company does not file the Registration Statement on or prior to the 30th day following the Initial Closing Date, or if the Registration Statement is not declared effective on or prior to the 90th day after the date that it is filed, then the holders of Series A Preferred Stock will be entitled to receive dividends on the shares of Series A Preferred Stock at the rate of 8.0% per annum until such time as the Registration Statement is filed or the Registration Statement is declared effective, as applicable.

     Separately, each holder of the Series A Preferred Stock has agreed that, except with prior consent from the Company, he, she or it will not, and will not direct any of his, her or its affiliates, to sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition") the Common Stock prior to the earlier of (i) the effectiveness of the Registration Statement, and (ii) 120 days after the issuance of the Series A Preferred Stock to such holder. In addition, each holder of the Series A Preferred Stock has agreed that until the Registration Statement is effective, such holder will not engage in any hedging or other transaction that could reasonably lead to or result in a Disposition, including, but not limited to, transactions effecting any short sale or having any short position.

     Investor Warrants. In addition to the issuance of the Series A Preferred Stock, the Company issued to the purchasers of the Series A Preferred Stock warrants initially exercisable for the purchase of 10,586,493 newly-issued shares of Common Stock. Each Investor Warrant has an initial exercise price of $1.20 per share (the "Warrant Exercise Price"), and will be exercisable in whole or in part prior to the fourth anniversary of its date of issuance. The number of shares of Common Stock issuable upon exercise of the Investor Warrants will be subject to the Nasdaq Cap until such time as the 2001 Private Placement Issuances may be approved by the stockholders. If the number of shares of outstanding Common Stock changes after the 2001 Private Placement by reason of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations or the like, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of each Investor Warrant in effect immediately prior to the deemed issuance will, concurrently with the effectiveness of the deemed issuance, be proportionately decreased or increased, as appropriate. The holders of the Investor Warrants will not be entitled to any voting rights or any other rights as a stockholder of the Company until the Investor Warrant is duly exercised for shares of Common Stock.

     If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of the Investor Warrants will receive upon exercise, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they exercised the Investor Warrants prior to such dividend or distribution. Similarly, if the Common Stock issuable upon exercise of the Investor Warrants is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Investor Warrants will receive upon exercise the securities they would have received had they exercised their Investor Warrants prior to such reorganization or reclassification. Further, if the Company sells substantially all of its assets or merges or consolidates with or into another entity, the Investor Warrants will be exercisable into the kind and amount of shares of stock or other securities or property into which a holder of the number of shares of Common Stock deliverable upon exercise of the Investor Warrants would have been entitled to receive upon such sale, merger or consolidation based on the applicable Warrant Exercise Price effective with respect to such sale, merger or consolidation.

     Notwithstanding the foregoing, unless and until stockholder approval is obtained for the 2001 Private Placement Issuances, the shares of Common Stock issuable upon exercise of the Investor Warrants will be subject to the Nasdaq Cap, and the Company will be permitted to issue only up to an aggregate of approximately 10,869,000 shares of Common Stock upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants. See "Nasdaq Listing Obligation" and "Consequences if Stockholder Approval is Not Obtained."

     The Company may require the warrant holder to exercise the Investor Warrants, in whole or in part, provided that (i) the Registration Statement is effective, (ii) the average closing price of the Company's Common Stock on The Nasdaq Stock Market during any 20-day consecutive trading-day period ending not more than five business days prior to the Company's notice of exercise is greater than or equal to the product of (x) the Warrant Exercise Price in effect on the last day of the 20-day consecutive trading-day period and (y) 2.00, and
(iii) during the period beginning on the date of the Company's notice to exercise and ending on the exercise date (1) the Company has not received any request from the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information, (2) no stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose has been issued by the SEC or any other federal or state governmental authority,
(3) the Company has not received any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) there has not occurred any event or circumstance which would necessitate the making of any changes in the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

NASDAQ LISTING OBLIGATION

     The Company is subject to a listing agreement with The Nasdaq Stock Market regarding the quotation of the Common Stock on The Nasdaq Stock Market. Among other things, the listing agreement obligates the Company to comply with certain "non-quantitative designation criteria" promulgated by The Nasdaq Stock Market. These criteria include the requirement that, with certain exceptions, issuers quoted on The Nasdaq Stock Market obtain stockholder approval of the issuance of Common Stock equal to 20% or more of the number of shares of its Common Stock or voting power then issued and outstanding. Stockholder approval is also required of transactions deemed to constitute a "change in control." Although the Company does not believe that the issuances contemplated by the 2001 Private Placement Issuances constitute a "change in control" under The Nasdaq Stock Market's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required. The Company's belief is based on the fact that the holders of shares of Common Stock as of the Initial Closing Date and the Subsequent Closing Date would continue to hold a majority of the outstanding Common Stock if all of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants were issued as of the Initial Closing Date and the Subsequent Closing Date, and the holders of Series A Preferred Stock have no greater voting rights, including rights to elect directors, than holders of shares of Common Stock.

     The number of shares of Common Stock issuable upon conversion of all of the shares of Series A Preferred Stock is 35,288,311, and the number of shares of Common Stock issuable upon the exercise of all of the Investor Warrants against the payment of additional proceeds to the Company of approximately $12.7 million is 10,586,493, plus shares of Common Stock issuable upon conversion for accrued and unpaid dividends on shares of Series A Preferred Stock as of the date of conversion. In order to assure continued compliance with the applicable rules of The Nasdaq Stock Market, the transaction documents governing the 2001 Private Placement Issuances expressly provide that no more than an aggregate of approximately

10,869,000 shares of Common Stock (approximately 19.9% of the shares of Common Stock outstanding on the Initial Closing Date) may be issued upon conversion of the Series A Preferred Stock and exercise of the Investor Warrants unless and until the approval sought by this Proxy Statement is obtained. In determining the outstanding number of shares for this purpose, all outstanding options, warrants and any other form of Common Stock equivalent are excluded. As of December 31, 2001, such Common Stock equivalents included (i) employee stock options and (ii) warrants to purchase 10,803,593 shares of Common Stock (the exercise prices of which are subject to adjustment upon dilutive issuances of the Company's securities, including with respect to certain warrants, the 2001 Private Placement Issuances). See "Description of Capital Stock."

     By approving this proposal, stockholders will be approving the issuance by the Company of shares of Common Stock in satisfaction of its obligations under the securities issued in the 2001 Private Placement as described in this Proxy Statement. No further stockholder vote or approval related to the 2001 Private Placement Issuances will be sought or required. If the approval sought by this Proxy Statement is not obtained, the Company will only be permitted to issue an aggregate of approximately 10,869,000 shares of Common Stock in connection with the 2001 Private Placement Issuances, and any other obligations will have to be paid in cash as described below. See "Consequences if Stockholder Approval is Not Obtained."

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

     If the stockholder approval sought hereby to satisfy The Nasdaq Stock Market requirement is not obtained, the Company will be prohibited under its listing agreement with The Nasdaq Stock Market from issuing more than approximately 10,869,000 shares of Common Stock in connection with the 2001 Private Placement Issuances. In such event, the Company would not be obligated to issue more than an aggregate of approximately 10,869,000 shares of Common Stock upon conversion of Series A Preferred Stock and exercise of the Investor Warrants. The Company would continue to be obligated to pay cumulative quarterly dividends on the Series A Preferred Stock at the rate of 8.0% per annum. Furthermore, in the event that stockholder approval is not obtained prior to (i) the 30th day following the day that the Company may first distribute definitive proxy statements to stockholders under Rule 14a-6 of the Exchange Act, or (ii) the 90th day following the notification by the SEC of its review of the Company's preliminary proxy statement, holders of the Series A Preferred Stock would also have the right to require the Company to redeem any outstanding shares of the Series A Preferred Stock, at a redemption price per share equal to the Liquidation Preference, plus accrued and unpaid dividends through the redemption date, whether or not declared by the Board, but only to the extent that the shares of Series A Preferred Stock could not then be converted into shares of Common Stock under the Nasdaq Cap.

EFFECTS OF 2001 PRIVATE PLACEMENT ISSUANCES ON HOLDERS OF COMMON STOCK

     The 2001 Private Placement Issuances will have no effect on the rights or privileges of existing holders of Common Stock except to the extent that the interest of each such stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance. Further, the holders of the Series A Preferred Stock will be entitled to receive dividends and distributions on a liquidation in preference to the claims of the holders of the Common Stock. See "Summary of Transaction Terms."

     Under applicable Delaware law and the Company's Amended and Restated Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares of preferred stock are converted, redeemed or cancelled.

BOARD OF DIRECTORS APPROVAL

     The Board has determined that the continued survival and growth of the Company required that additional capital be raised. The Board considered the 2001 Private Placement and acknowledged that several of its directors contemplated investing in the 2001 Private Placement. The Board determined that it would be in the best interest of the Company to appoint the Committee to be solely responsible for the evaluation of the merits to the Company of the 2001 Private Placement, and to consider whether the Company should proceed with the 2001 Private Placement and that the Committee should be vested with the sole power and authority to approve all terms and conditions of the 2001 Private Placement. The Committee considered the benefits and risks of raising equity based on future market prices for the Company's equity securities relative to other alternatives and concluded that the 2001 Private Placement was in the best interest of the Company and should be pursued. See "Interests of Certain Persons" and "Use of Proceeds."

INTERESTS OF CERTAIN PERSONS

     The following table sets forth for each person who has served as an executive officer and/or director at any time since the beginning of the last fiscal year and that purchased shares of Series A Preferred Stock in the 2001 Private Placement, the number of shares of Series A Preferred Stock and Investor Warrants purchased by such holder in the 2001 Private Placement.

                                                                                    NUMBER OF SHARES OF
                                                                                       COMMON STOCK
                                                                                       ISSUABLE UPON
                                                           NUMBER OF SHARES OF        EXERCISE OF THE
EXECUTIVE OFFICER/DIRECTOR                               SERIES A PREFERRED STOCK    INVESTOR WARRANTS
--------------------------                               ------------------------   -------------------
John E. Major, Chief Executive Officer and Chairman of
  the Board of Directors(1)............................             250                     97,402
Robert Getz, Director(2)...............................           3,000                  1,168,830
Mark Rossi, Director(2)
David S. Oros, Director(3).............................           3,000                  1,168,830

---------------

(1) John E. Major is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

(2) Robert Getz and Mark Rossi, two of the Company's directors, are each a Managing Director of Cornerstone Equity Investors, LLC. Cornerstone Equity Investors IV, L.P., the record holder of these securities, is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Mr. Getz and Mr. Rossi hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest.

(3) David S. Oros, one of the Company's directors, serves as Chairman, Chief Executive Officer and President of Aether Systems, Inc. Aether Capital, LLC, the record holder of these securities, is the investment arm of Aether Systems, Inc., which is the sole member of Aether Capital, LLC. Mr. Oros holds voting and investment control over these securities and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

USE OF PROCEEDS

     As of December 31, 2001, the aggregate net proceeds received by the Company from the 2001 Private Placement was approximately $26 million (after cash fees to the Placement Agent and estimated transaction expenses). The Company intends to use substantially all of such funds principally for sales and marketing, research and development and general corporate purposes.

NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

     Under applicable Delaware law, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the 2001 Private Placement or the 2001 Private Placement Issuances. Existing stockholders have no preemptive rights in respect of any of the securities to be issued in the 2001 Private Placement Issuances or any other securities issuances by the Company.

VOTE REQUIRED

     Stockholder approval of the 2001 Private Placement Issuances requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE COMPANY'S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 1.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth certain information as of December 31, 2001 with respect to the beneficial ownership of the Company's Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all executive officers and directors of the Company as a group.

     Each stockholder's percentage ownership in the following table is based on 54,643,762 shares of common stock issued and outstanding as of December 31, 2001. For purposes of calculating each stockholder's percentage ownership, all options and warrants exercisable within 60 days of December 31, 2001 held by the particular stockholder are treated as outstanding shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

                                                                  NUMBER OF          PERCENTAGE OF
                                                                  SHARES OF           OUTSTANDING
                                                                COMMON STOCK           SHARES OF
NAME OF BENEFICIAL OWNER(1)                                  BENEFICIALLY OWNED      COMMON STOCK
---------------------------                                 ---------------------   ---------------
Cornerstone Equity Investors LLC..........................        7,518,297              13.45%
  717 Fifth Avenue, Suite 1100
  New York, NY 10022(2)
Robert Getz(3)............................................        7,518,297              13.45
Mark Rossi(3).............................................        7,518,297              13.45
Entities affiliated with GSM Capital Limited
  Partnership(4)..........................................        7,106,247              12.42
  Lynnfield Woods Office Park
  210 Broadway, Suite 101
  Lynnfield, MA 01949
H.H. Haight(4)............................................        7,106,247              12.42
Working Ventures Canadian Fund, Inc.(5)...................        5,421,334               9.74
  250 Bloor Street, East Suite 1600
  Toronto, Ontario
  CANADA M4W 1E6
Steven Sherman(6).........................................        4,666,855               8.51

                                                                  NUMBER OF          PERCENTAGE OF
                                                                  SHARES OF           OUTSTANDING
                                                                COMMON STOCK           SHARES OF
NAME OF BENEFICIAL OWNER(1)                                  BENEFICIALLY OWNED      COMMON STOCK
---------------------------                                 ---------------------   ---------------
Entities affiliated with Ventures West Capital
  Limited(7)..............................................        4,539,228               8.13
  1285 West Pender Street, Suite 280
  Vancouver, British Columbia
  CANADA V6E 4B1
Aether Capital, LLC(8)....................................        4,173,912               7.54
  11460 Cronridge Drive
  Owings Mills, MD
David S. Oros(9)..........................................        4,229,616               7.64
Marco Polo Industries Co., Ltd.(10).......................        3,204,606               5.81
  1806, 18F, Central Plaza
  18 Harbour Road
  Wanchai, Hong Kong
  Hong Kong
Ambrose Tam(11)...........................................        1,733,100               3.16
John E. Major(12).........................................        1,751,891               3.11
Melvin L. Flowers(13).....................................          270,009                  *
Peter Leparulo(14)........................................          225,351                  *
Ronald Plachno(15)........................................          175,000                  *
Peng K. Lim(16)...........................................            5,000                  *
Owen Stephenson(17).......................................           63,518                  *
Owen Thistle(18)..........................................           62,188                  *
All directors and executive officers as a group (12
  persons)................................................       20,700,825              34.79%

---------------

  *  Represents less than one percent of the outstanding shares of Common Stock.

 (1) Unless otherwise indicated, the principal address for each of the persons listed is c/o Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

 (2) Represents 6,265,248 shares of Common Stock and warrants to purchase 1,253,049 shares of Common Stock. Excludes 3,000 shares of Series A Preferred Stock and Investor Warrants to acquire 1,168,830 shares of Common Stock.

 (3) Represents 6,265,248 shares of Common Stock and warrants to purchase 1,253,049 shares of Common Stock. Excludes 3,000 shares of Series A Preferred Stock and Investor Warrants to acquire 1,168,830 shares of Common Stock. Mark Rossi and Robert Getz hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest.

 (4) Represents 4,522,200 shares of Common Stock and warrants to purchase 2,584,047 shares of Common Stock. H.H. Haight holds voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his or her respective pecuniary interest.

 (5) Represents 4,396,236 shares of Common Stock and warrants to purchase 1,025,098 shares of Common Stock.

 (6) Represents 4,444,813 shares of Common Stock, warrants to purchase 132,042 shares of Common Stock and options to purchase 90,000 shares of Common Stock which are vested and immediately exercisable. Also includes 570,000 shares of Common Stock held of record by MRM Securities Ltd. Sherman Family Investments, L.P., an Arizona limited partnership, holds voting and investment control over these 570,000 shares, and Mr. Sherman is the sole general partner of Sherman Family Investments, L.P. Mr. Sherman disclaims beneficial ownership of these 570,000 shares of Common Stock held of record by MRM Securities Ltd. except to the extent of his pecuniary interest.

 (7) Represents (i) 2,892,873 shares of Common Stock and warrants to purchase 1,054,275 shares of Common Stock held of record by Bank of Montreal Capital Corporation, which is managed by Ventures West Management TIP, Inc., an entity wholly owned by Ventures West Capital Ltd., and (ii) 433,938 shares of Common Stock and warrants to purchase 158,142 shares of Common Stock held of record by Ventures West Investment Ltd., an 85% owned subsidiary of Ventures West Capital Ltd. Excludes (i) with respect to Bank of Montreal Capital Corporation, 1,000 shares of Series A Preferred Stock and Investor Warrants to acquire 389,611 shares of Common Stock and (ii) with respect to Ventures West Investments Ltd., 150 shares of Series A Preferred Stock and Investor Warrants to acquire 58,441 shares of Common Stock.

 (8) Represents 3,478,260 shares of Common Stock and warrants to purchase 695,652 shares of Common Stock. Excludes 3,000 shares of Series A Preferred Stock and Investor Warrants to acquire 1,168,830 shares of Common Stock.

 (9) Represents 3,478,260 shares of Common Stock and warrants to purchase 695,652 shares of Common Stock, held of record by Aether Capital LLC. Mr. Oros is Chairman, Chief Executive Officer and President of Aether Systems, Inc., the sole member of Aether Capital, LLC. The board of directors of Aether Systems, Inc. holds voting and investment control over these securities. Mr. Oros disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. Also represents 36,666 shares of Common Stock and warrants to purchase 19,038 shares of Common Stock held of record by Mr. Oros.

(10) Represents 2,691,630 shares of Common Stock and warrants to purchase 512,976 shares of Common Stock. Horst Pudwill owns a limited partnership interest in Marco Polo Industries Co., Ltd., holds voting and investment control over these securities and disclaims beneficial ownership of them except to the extent of his pecuniary interest. Excludes 385 shares of Series A Preferred Stock and Investor Warrants to acquire 150,000 shares of Common Stock.

(11) Represents 1,586,850 shares of Common Stock and options to purchase 146,250 shares of Common Stock which are vested and immediately exercisable.

(12) Represents 5,882 shares of Common Stock and options to purchase 1,746,009 shares of Common Stock which are vested and immediately exercisable. Excludes 250 shares of Series A Preferred Stock and Investor Warrants to acquire 97,402 shares of Common Stock.

(13) Represents 2,941 shares of Common Stock and options to purchase 267,068 shares of Common Stock which are vested and immediately exercisable.

(14) Represents 11,984 shares of Common Stock, warrants to purchase 867 shares of Common Stock and options to purchase 212,500 shares of Common Stock which are vested and immediately exercisable.

(15) Represents options to purchase 175,000 shares of Common Stock which are vested and immediately exercisable.

(16) Represents options to purchase 5,000 shares of Common Stock which are vested and immediately exercisable.

(17) Represents 700 shares of Common Stock and options to purchase 62,813 shares of Common Stock which are vested and immediately exercisable.

(18) Represents options to purchase 62,188 shares of Common Stock which are vested and immediately exercisable.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of up to 365,000,000 shares of capital stock, of which 350,000,000 shares are designated as Common Stock, par value $.001 per share, and 15,000,000 shares are designated as Preferred Stock, 30,000 of which have been designated as Series A Preferred Stock. As of December 31, 2001, 54,643,762 shares of Common Stock (net of treasury shares) were issued and outstanding. As of December 31, 2001, 27,172 shares of Series A Preferred Stock were issued in the 2001 Private Placement.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Company's Board from funds legally available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and subject to the prior distribution rights of any outstanding preferred stock. The Company's Common Stock carries no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to it.

     Section 2115 of the California Corporations Code (the "California Law") provides that a corporation incorporated in a state other than California (such as the Company, which is incorporated in Delaware) may nevertheless be subject to certain of the provisions of the California Law (as specified in Section 2115 of the California Law) applicable to California corporations (commonly designated a "Quasi-California Corporation") if more than one-half of its outstanding voting securities are owned of record by persons having addresses in California and more than half of its business is conducted in California (generally, if the average of its property factor, payroll factor and sales factor (as defined in Sections 25129, 25132 and 25134 of the California Revenue and Taxation Code) is more than 50 percent during its latest full income year). Such a foreign corporation will not be treated as a Quasi-California Corporation if, however, it has outstanding securities designated as qualified for trading on The Nasdaq Stock Market or any successor thereto. The Company's Common Stock is qualified to trade on The Nasdaq Stock Market, and thus Section 2115 is not presently applicable to the Company.

PREFERRED STOCK

     The Board, without the further approval of the holders of the Common Stock, is authorized to designate for issuance up to 15,000,000 shares of Preferred Stock, in such series and with such rights, privileges and preferences as the Board may from time to time determine. As of the date of this Proxy Statement, 30,000 of such shares have been designated as Series A Preferred Stock, 27,172 of which were issued and outstanding as of December 31, 2001.

     SERIES A PREFERRED STOCK. The terms and conditions of the Series A Preferred Stock, including the rights of the holders thereof to dividends, conversions, registration rights and voting are set forth herein under the caption "Approval of 2001 Private Placement Issuances -- Summary of Transaction of Terms -- Series A Preferred Stock."

WARRANTS AND OPTIONS

     As of December 31, 2001, there were warrants outstanding to purchase a total of 21,390,086 shares of Common Stock, comprised of the Investor Warrants and warrants from previous private placement transactions.

     Investor Warrants. In connection with the 2001 Private Placement, the Company issued to the holders of the Series A Preferred Stock, warrants initially exercisable for an aggregate of up to 10,586,493 shares of Common Stock at the initial exercise price of $1.20 per share, as adjusted from time to time. Each Investor

Warrant will be exercisable for a period of four years from the date of its issuance. See "Proposal No. 1: Approval of 2001 Private Placement
Issuances -- Summary of Transaction Terms -- Investor Warrants."

     Warrants from Previous Private Placements. As of December 31, 2001, there were warrants outstanding to purchase a total of 10,803,593 shares of Common Stock. Generally, each warrant contains provisions for the adjustment of its exercise price and the number of shares issuable upon its exercise upon the occurrence of any stock dividend, stock split, reorganization, reclassification or consolidation. In addition, each warrant contains provisions for the adjustment of its exercise price upon the occurrence of certain dilutive issuances of securities at prices below the then existing applicable warrant exercise price and with respect to certain warrants, a stated price. In addition, the shares of Common Stock issuable upon any exercise of the warrants provide their holders with rights to have those shares registered and qualified under federal and state securities laws. Some of these warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price.

     Options. As of December 31, 2001, there were options issued under the Company's stock option plans outstanding to purchase an aggregate of approximately 9,136,847 shares of Common Stock at a weighted average exercise price of $4.9270.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the SEC's Internet address, http://www.sec.gov. Such reports and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

     The Company has filed with the SEC a Current Report on Form 8-K, dated
January   , 2002, relating to the 2001 Private Placement (the "Current Report").
The Company will provide without charge to each person to whom a copy of this proxy is delivered, upon the written or oral request of any such persons, a copy of the Current Report. Requests for copies should be addressed to: Corporate Secretary, Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, telephone (858) 320-8800.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Meeting. Under the Company's bylaws, the Company must set forth the purpose(s) for which a special meeting of the stockholders is called in the related notice of meeting. Although not expected, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein unless otherwise indicated.

     You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          By Order of the Board of Directors,

                                          MELVIN L. FLOWERS
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and Secretary

January   , 2002
San Diego, California

                             NOVATEL WIRELESS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 1, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Novatel Wireless, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Proxy Statement, each dated January   , 2002, and appoints John
E. Major and Peter Leparulo and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Novatel Wireless, Inc. to be held February 1, 2002, at 2:00 p.m. (local time) at Hyatt Regency La Jolla located at 3777 La Jolla Village Drive, San Diego, California, 92122 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side of this Proxy Card:

               APPROVAL OF THE 2001 PRIVATE PLACEMENT ISSUANCES:

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL NO. 1.

                                                      Date: , 2002

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                                                      NAME (PLEASE PRINT)

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                                                      CAPACITY

                                                      NOTE: If stock is jointly
                                                      held, each owner should
                                                      sign. Executors,
                                                      administrators, trustees,
                                                      guardians, attorneys and
                                                      corporate officers should
                                                      indicate their fiduciary
                                                      capacity or full title
                                                      when signing.

                                                      [ ] Please check if you
                                                          have had a change of
                                                          address and print your
                                                          new address and phone
                                                          number below:

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 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.